UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
January 13, 2021
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

208 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	MU	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Amendment and Restatement of the 2007 Equity Incentive Plan.

At the Fiscal 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Micron Technology, Inc. (the “Company”) held on January 14, 2021, the Company’s shareholders approved the amendment and restatement of the Company’s 2007 Equity Incentive Plan (as amended and restated, the “2007 Plan”). The 2007 Plan was previously approved by the Company’s Board of Directors, subject to the approval of the Company’s shareholders, and became effective with such shareholder approval on January 14, 2021.

The amendment and restatement increased the shares reserved for issuance under the 2007 Plan by 35 million and removed certain provisions related to Section 162(m) of the Internal Revenue Code, as described under Proposal 3 of the Company’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on December 1, 2020, which description is incorporated herein by reference.

The foregoing description and the description incorporated by reference from the Company’s proxy statement are qualified in their entirety by reference to the 2007 Plan, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2021, the Company’s Board of Directors amended and restated the Company's bylaws (the “Amended and Restated Bylaws”), effective January 14, 2021, to decrease the size of the Board of Directors from eight to seven. This description of the amendment to the Company's bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws filed as Exhibit 3.1 to this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on January 14, 2021. At the Annual Meeting, the following proposals were submitted to a vote of the shareholders:

Proposal 1

The following nominees for Directors were elected. Each person elected as a Director will serve until the next annual meeting of shareholders or until such person’s successor is duly elected and qualified.

Name of Nominee	For	Against	Abstain	Broker Non-Votes

Richard M. Beyer	820,874,513	3,934,541	878,638	106,783,758
Lynn A. Dugle	818,997,377	5,850,647	839,668	106,783,758
Steven J. Gomo	813,584,345	11,409,469	693,878	106,783,758
Mary Pat McCarthy	824,254,614	805,068	628,010	106,783,758
Sanjay Mehrotra	824,337,931	757,944	591,817	106,783,758
Robert E. Switz	799,575,722	25,402,948	709,022	106,783,758
MaryAnn Wright	821,172,787	3,888,721	626,184	106,783,758

Proposal 2

The proposal by the Company to approve a non-binding resolution to approve the compensation of its Named Executive Officers as described in the Company’s proxy statement was approved with 701,422,613 votes in favor, 123,120,396 votes against, 1,144,683 abstentions, and 106,783,758 broker non-votes.

Proposal 3

The proposal by the Company to approve the 2007 Plan and increase the shares reserved for issuance thereunder by 35 million as described in the Company’s proxy statement was approved with 798,147,169 votes in favor, 26,698,437 votes against, 842,086 abstentions, and 106,783,758 broker non-votes.

Proposal 4

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending September 2, 2021, was approved with 887,884,804 votes in favor, 43,704,797 votes against, 881,849 abstentions, and no broker non-votes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws as of January 14, 2021
10.1	Amended and Restated 2007 Equity Incentive Plan, filed as Appendix A of the Company’s definitive proxy statement on Schedule 14A, filed on December 1, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	January 15, 2021	By:	/s/ David A. Zinsner
		Name:	David A. Zinsner
		Title:	Senior Vice President and Chief Financial Officer